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                                                                       Exhibit 5

                                 March 20, 2002

Actuate Corporation
701 Gateway Boulevard
South San Fransico, CA 94080

               Re:  Actuate Corporation (the "Company")
                    Registration Statement for an aggregate
                    of  3,400,000  Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 2,800,000 shares of Common Stock available for issuance under the 1998 Equity Incentive Plan and (ii) 600,000 shares of Common Stock available for issuance under the 1998 Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1998 Equity Incentive Plan and 1998 Employee Stock Purchase Plan, such shares will be validly issued, fully paid and nonassessable shares of Actuate Corporation's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             /s/ Gunderson Dettmer Stough Villeneuve Franklin &
                             ----------------------------------------
                             Hachigian, LLP

                             Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP